SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 16, 2015

NEW GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

WYOMING	333-179669	45-4349842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 East 17th Street, Suite 4217, Cheyenne, WY	82001
(Address of principal executive offices)	(Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (307) 633-9192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

As of March 16, 2015, the Company issued a total of 6816 shares of the Company’s “Series A Redeemable Convertible Preferred Stock”. The shares were sold in a private transaction, 4,160 shares to satisfy promissory notes pursuant to which the Company received $208,000 in cash during the current and prior quarters from BioGlobal Resources, Inc. and 2,156 shares sold to the same purchaser for $132,800 in cash.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Global Energy, Inc

Date: March 17, 2015	By:	/s/ Perry Douglas West
Perry Douglas West, CEO